UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 20, 2016

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
0-12114 (Commission File Number)	77-0313235 (IRS Employer Identification No.)
550 South Hope Street, Suite 2850, Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

Registrant’s telephone number, including area code:  (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

    On May 20 and 24, 2016, Cadiz Inc. issued a total of 724,521 shares of its Common Stock, par value $0.01 per share in full satisfaction of the previously-disclosed extension fee of $2.25 million, which was payable pursuant to the First Amendment to Cadiz’s Amended and Restated Credit Agreement, dated as of November 23, 2015, as subsequently amended, with its senior lenders, including majority lender MSD Credit Opportunity Master Fund, L.P., (“Senior Lenders”), granting Cadiz the right to extend the maturity date of a $40 million first tranche of its mortgage debt (“First Mortgage”) from March 2016 to June 2017, subject to certain conditions, including delivery of an extension payment notice to the Senior Lenders and payment of an extension fee of $2.25 million, payable in either additional term loans or shares of Cadiz Inc. common stock at the Senior Lenders’ option.

    Also as previously disclosed, on March 4, 2016, Cadiz entered into a Third Amendment to Cadiz’s Amended and Restated Credit Agreement (the “Third Amendment”) with its Senior Lenders to extend the maturity date of the First Mortgage from June 30, 2017 to September 28, 2017 and to extend the deadline from March 4, 2016 to May 31, 2016 for each Senior Lender to submit a payment election to the Company indicating the Senior Lender’s election to receive the extension fee of $2.25 million in either additional term loans or shares of Cadiz Inc. common stock at the Senior Lenders’ option.  The offering and issuance of the shares pursuant to this option were made pursuant to an effective Registration Statement on Form S-3, Registration No. 333-190288.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  May 26, 2016